EXHIBIT 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-39627 and No. 33-65786 of Datawatch Corporation on Form S-8 of our report dated November 10, 2000 (December 22, 2000 as to Note 8) appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2000.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 29, 2000